                                                                   Exhibit 3.27b


                             AMENDED AND RESTATED
                             --------------------
                                    BY-LAWS
                                    -------

                                      OF
                                      --

                          DANIEL COMMUNICATIONS, INC.
                          ---------------------------


                                   ARTICLE I
                                   ---------

                                    OFFICES

     The principal office of the Corporation shall be located in the City, County and State of Daphne, Baldwin County, Alabama.

     The Corporation may have such other offices either within or without the State of Alabama as the Board of Directors may designate or as the business of the Corporation may from time to time require.

                                  ARTICLE II
                                  ----------

                                 STOCKHOLDERS

2.1  ANNUAL MEETING
---  --------------

     The annual meeting of the Stockholders of the Corporation shall be held on the first Monday of January of each year, or such other date as may be prescribed by the Board of Directors, for the purpose of:

     (i)   electing Directors;

     (ii)  considering and acting upon the reports of Officers and Directors;
and

     (iii) the transaction of such other business as may come before the meeting.

2.2  SPECIAL MEETINGS
---  ----------------

     Special meetings of the Stockholders may be called by the Chairman, any Vice Chairman, the President, or any Vice President, or by a majority of the Board of Directors, and shall be called by any of the above named Officers upon the written request of not less than 1/10th of all the outstanding shares of stock of the Corporation entitled to vote at the meeting.

2.3  PLACE OF MEETING
---  ----------------

     The Board of Directors may designate any place either within or without the State of Alabama as the place of meeting for any annual or special meeting. In the absence of any designation, all meetings shall be held at the principal office of the Corporation.

2.4  NOTICE OF MEETING
---  -----------------

     Written or printed notice, stating the place, date and time of the meeting and, in case of a special meeting or an annual meeting at which special action is to be taken, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days before the date of the meeting, either personally or by mail, by or at the direction of the Secretary or any Assistant Secretary, to each Stockholder of record entitled to vote at such meeting, unless the meeting be called for the purpose of increasing the authorized stock or the bonded or mortgage indebtedness of the Corporation, in which event not less than thirty (30) days notice of such meeting shall be given in the manner herein prescribed.

     If mailed, such notice shall be deemed to be delivered when deposited in the U. S. Mail, addressed to the Stockholder at his address as it appears on the stock transfer books of the Corporation.

     If given personally, such notice shall be deemed to be delivered when handed to the Stockholder, or left at his place of business or his residence.

2.5  FIXING OF RECORD DATE
---  ---------------------

     For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of any dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Stockholders. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

2.6  VOTING LISTS
---  ------------

     The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection of any Stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the Stockholders entitled to examine such list or transfer books or to vote at any meeting of Stockholders.

2.7  QUORUM
---  ------

     A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders. If less than a majority of the outstanding shares are represented at a meeting a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

2.8  PROXIES
---  -------

     At all meetings of Stockholders, a Stockholder may vote by proxy executed in writing by the Stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

2.9  VOTING OF SHARES
---  ----------------

     Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the Stockholders except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation.

2.10 VOTING OF SHARES BY CERTAIN HOLDERS
---- -----------------------------------

     Shares standing in the name of another Corporation may, to the extent permitted by law, be voted by such officer, agent or proxy as the By-Laws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such Corporation may determine. Shares held by an administrator, executor, or guardian may be voted by him either in person or by proxy without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A Stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

2.11 VOTING OF STOCK IN OTHER CORPORATIONS
---- -------------------------------------

     Any stock in other corporations which may, from time to time, be held by this Corporation may be represented and voted at any meeting of Stockholders of any such other corporation by the Chairman, any Vice Chairman, the President or any Vice President of this Corporation, or by proxy or proxies appointed by any of the above named Officers, or in such other fashion as the Board of Directors may, by resolution of its Board, specify.

2.12 CUMULATIVE VOTING
---- -----------------

     Cumulative voting shall not be permitted.

2.13 INFORMAL ACTION BY STOCKHOLDERS
---- -------------------------------

     Any action required to be taken at a meeting of the Stockholders, or any other action which may be taken at a meeting of the Stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Stockholders entitled to vote with respect to the subject matter thereof.

2.14 ORDER OF BUSINESS
---- -----------------

     At all meetings of Stockholders, any Stockholder present and entitled to vote in person or by proxy shall be entitled to require, by written request to the Chairman of the meeting, that the order of business shall be as follows:

          (1)  Organization.

          (2) Proof of notice of meeting or of waivers thereof. (The certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed the notice or caused the same to be mailed, being proof of service of notice by mail).

          (3) Submission by Secretary, or by Inspectors, if any shall have been elected or appointed, of list of Stockholders entitled to vote, present in person or by proxy.

          (4) If an annual meeting, or a meeting called for that purpose, reading of unapproved minutes of preceding meetings and actions thereon.

          (5)  Reports.

          (6) If an annual meeting, or a meeting called for that purpose, the election of Directors.

          (7)  Unfinished business.

          (8)  New Business.

          (9)  Adjournment.

                                  ARTICLE III
                                  -----------

                              BOARD OF DIRECTORS

3.1  GENERAL POWERS
---  --------------

     The business and affairs of the Corporation shall be managed by its Board of Directors, which shall have and exercise, in the name and on behalf of the Corporation, all the rights and privileges legally exercisable by law under the Articles of Incorporation or these By-Laws.

3.2  NUMBER, TENURE AND QUALIFICATIONS
---  ---------------------------------

     The number of directors shall be from one to ten in number, as determined by the Stockholders. Each Director shall be elected at and shall hold office until the next annual meeting of the Stockholders and until his successor shall have been elected and qualified, except a Director or Directors elected to fill a vacancy or vacancies, who shall be elected in the manner provided for in
Section 3.8 hereof.

     As of the date of this Amended and Restated Bylaws, the number of directors of the Corporation shall be set at three. The number of Directors may be increased or decreased from time to time by resolution of the Stockholders or by amendment to the By-Laws.

     Directors need not be residents of the State of Alabama or Stockholders of the Corporation.

3.3  ANNUAL AND OTHER REGULAR MEETINGS
---  ---------------------------------

     The regular annual meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of the Stockholders. The Board of Directors may provide, by resolution, the date, time and place, either within or without the State of Alabama, for the holding of additional regular meetings without other notice than such resolution.

3.4  SPECIAL MEETINGS
---  ----------------

     Special meetings of the Board of Directors may be called by the Chairman, any Vice Chairman, the President or any Vice President, or by any member of the Board of Directors.

     The person or persons authorized to call a special meeting of the Board of Directors shall fix the place, either within or without the State of Alabama, and the date and time for holding any such meeting.

3.5  NOTICE
---  ------

     Notice of any special meeting shall state the date, time and place of the meeting and the purpose or purposes for which the meeting is called and may be given in any one of the following fashions, viz:

     1. By written notice at least twenty-four (24) hours in advance of such meeting, delivered in person or by leaving such notice at the place of business or residence of such Director, or by depositing such notice in the U.S. mail postage prepaid, addressed to the Director at his address as it appears on the records of the Secretary of the Corporation.

     2. Verbally in person or by telephone at least twenty-four (24) hours in advance of such meeting by communication with the Director in person or by telephone.

     3. By facsimile or other electronic means (including, without limitation electronic mail) at least twenty-four (24) hours in advance of such meeting. A Director may waive notice of any meeting and the attendance of a Director of any meeting shall constitute a waiver of notice of such meeting and the purpose for which held, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in any required notice or waiver of such meeting.

3.6  QUORUM
---  ------

     A majority of the number of Directors duly elected and serving shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

3.7  MANNER OF ACTING
---  ----------------

     The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except where a greater number is required by law or by the certificate of incorporation.

3.8  VACANCIES
---  ---------

     Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of Stockholders called for that purpose.

3.9  COMPENSATION
---  ------------

     By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

3.10 PRESUMPTION OF ASSENT
---- ---------------------

     A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

3.11 INFORMAL ACTION BY DIRECTORS
---- ----------------------------

     Any action required to be taken at a meeting of the Directors, or any other action which may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.



                                  ARTICLE IV
                                  ----------

                                   OFFICERS

4.1  NUMBER
---  ------

     The Officers of the Corporation shall be:

          A Chairman

          One or More Vice Chairman

          A President

          One or more Vice Presidents

          A Secretary

          One or more Assistant Secretaries

          A Treasurer

          One or more Assistant Treasurers

each of whom shall be elected by the Board of Directors.

     Such other office or offices as may be deemed necessary may be created by the Board of Directors, who shall elect the person or persons to the office or offices thus created.

     Any two offices except those of President and Vice President, may be held by the same person, but no Officer shall execute, acknowledge or certify any instrument in more than one capacity, when such instrument is required to be executed, acknowledged or verified by any two or more Officers.

4.2  ELECTION AND TERM OF OFFICE
---  ---------------------------

     The Officers of the Corporation shall be elected by the Board of Directors at the annual meeting of such Board, except an officer or officers elected to fill a vacancy or vacancies, who shall be elected in the manner provided for in
Section 4.4 hereof. If the election of Officers shall not be held at such annual meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided, except Officers elected to fill a vacancy, who shall be elected in the manner provided for in Section 4.4 hereof.

4.3  REMOVAL
---  -------

     Any Officer or Agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4  VACANCIES
---  ---------

     A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may, at any regular or special meeting, be filled by the Board of Directors for the unexpired portion of the term.

4.5  CHAIRMAN
---  --------

     The Chairman shall be the chairman of the board of Directors of the Corporation and, in general, shall supervise the President and any Vice President or Vice Presidents when and to the extent the Chairman deems necessary or advisable.

     He shall, when present, preside at all meetings of the Stockholders and Directors and in his absence, any Vice Chairman or a chairman chosen by the Directors shall preside at the meetings of Stockholders and Directors.

     He may sign, with any Vice Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of stock in the Corporation, and any deeds, mortgages, contracts, or other instruments relating to the property or affairs of the Corporation.

4.6  PRESIDENT
---  ---------

     The President shall be the principal executive officer of the Corporation and, in general, shall supervise and control all the business and affairs of the Corporation and determine its policies, consulting with the Chairman, any Vice Chairman, any Vice President or Vice Presidents when and to the extent the President deems necessary or advisable.

     The President shall also have such other powers as are incident to the office of President and as may be assigned to him by the Board of Directors.

4.7  VICE PRESIDENTS
---  ---------------

     The Vice President or the Vice Presidents shall be the principal assistant executive officer or officers of the Corporation and, in general, and in conjunction with the President, shall supervise and control all the business affairs of the Corporation and determine its policies, consulting with the President when and to the extent necessary or advisable.

     Such Vice President or Vice Presidents, in the order of seniority, shall, when present, and may sign, with the Secretary or any Assistant Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of stock in the Corporation, and any deeds, mortgages, contracts or other instruments conveying or relating to the property or affairs of the Corporation.

     The Vice President, or Vice Presidents, shall also have such other powers as are incident to the office of Vice President and as may be assigned to him or them by the Board of Directors.

4.8  SECRETARY
---  ---------

     The Secretary shall:

     (a) keep the minutes of the Stockholders' and of the Board of Directors' meeting in one or more books provided for that purpose;

     (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;

     (c) Be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;

     (d) keep a register of the post office addresses of each Stockholders, which shall be furnished to the Secretary by such Stockholder;

     (e) sign with the Chairman, Vice Chairman, the President, or any Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

     (f)  have general charge of the stock transfer books of the Corporation;
          and,

     (g) in general, perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Chairman, any Vice Chairman, the President, any Vice President, or the Board of Directors.

4.9  TREASURER
---  ---------

     The Treasurer shall:

     (a) be the chief financial officer of the Corporation and have general supervision over its finances;

     (b) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provision of Article V of these By-Laws; and

     (c) in general, perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the Chairman, any Vice Chairman, the President, any Vice President, or the Board of Directors.

4.10 ABSENCE OF OFFICERS
---- -------------------

     The Board of Directors may from time to time, in the absence of any one or more of the Officers, designate any person or persons, for and on behalf of the Corporation, to sign any deeds, mortgages, contracts or other instruments conveying or relating to the property or affairs of the Corporation, and may designate any person to fill any office temporarily or for any particular purpose, and any instruments so signed in accordance with a resolution adopted by the Board of Directors shall be the valid act of this Corporation as fully and completely as if executed by any regular Officer.

                                   ARTICLE V
                                   ---------

                    CONTRACTS, LOANS, CHECKS, AND DEPOSITS

5.1  CONTRACTS
---  ---------

     The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

5.2  LOANS
---  -----

     No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

5.3  COMMERCIAL PAPER, ETC.
---  ----------------------

     All bills, notes, drafts and commercial paper of all kinds to be executed on behalf of the Corporation as maker, acceptor, endorser, or otherwise, and all negotiable instruments except checks shall be made in the name of the Corporation and shall be signed by such person or persons as the Board of Directors may from time to time designate.

     Checks to be executed on behalf of the Corporation shall be made in the name of the Corporation and shall be signed by such person or persons as the Board of Directors or the Treasurer of the Corporation may from time to time designate.

5.4  DEPOSITS
---  --------

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors or the Treasurer of the Corporation may select.

                                  ARTICLE VI
                                  ----------

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1  CERTIFICATE FOR SHARES
---  ----------------------

     Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors and as will comply with the provisions of Section 21 (39) of the Alabama Business Corporation Act. Such certificates shall be signed by the Chairman, any Vice Chairman, the President, or any Vice President and by the Secretary or any Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

6.2  TRANSFER OF SHARES
---  ------------------

     Transfer of Shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate of such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     The Stockholders may by resolution duly adopted restrict or limit the negotiability of shares of stock, provided that a reference to such resolution shall appear on the face or reverse side of each certificate for shares of stock issued by the corporation.

                                  ARTICLE VII
                                  -----------

                                   DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                 ARTICLE VIII
                                 ------------

                                     SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal".

                                  ARTICLE IX
                                  ----------

                               WAIVER OF NOTICE

     Whenever any notice is required to be given to any Stockholder or Director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Alabama Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE X
                                   ---------

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     This Corporation shall indemnify and hold harmless each of its Directors and Officers and each of the Directors and Officers of any subsidiary corporation against any and all expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his being or having been a Director or Officer of this Corporation or of any subsidiary corporation, including, without limiting the generality of the foregoing, the amount of any judgment or award in such action, suit or proceeding.

     In the event of settlement of such action, suit or proceeding, indemnification shall include reimbursement of amounts paid in settlement and expenses actually and necessarily incurred by such Director or Officer in connection therewith, but indemnification in the instance of settlement shall be provided only if this Corporation is advised by its counsel that, in his opinion, such settlement is for the best interest of this Corporation and the Director or Officer to be indemnified has not been guilty of gross negligence or wanton misconduct in respect of any matter covered by such settlement. Such right of indemnification shall not be deemed exclusive of any other right or rights to which he may be entitled under any by-law, agreement, vote of Stockholders or otherwise.

                                  ARTICLE XI
                                  ----------

                 JOINT MEETINGS OF STOCKHOLDERS AND DIRECTORS

     At any regular, special or annual meeting where all of the Directors and all of the Stockholders are present in person (or by proxy in the case of Stockholders), the said Stockholders and Directors may meet jointly upon their unanimous consent. The fact that such a joint meeting is held does not in itself abrogate, change or diminish the exclusive rights and powers vested in the Stockholders or in the Directors, as the case may be, and all motions or resolutions shall be presumed to have been offered and voted on by the Stockholders or the Directors vested with the power delegated to such group, and where such motion or resolution reflects the unanimous consent of all of the Stockholders and Directors at such joint meeting, same shall constitute the ratification and approval of such motion or resolution by the other group.

                                  ARTICLE XII
                                  -----------

                            PARLIAMENTARY PROCEDURE

     "Roberts' Rules of Order, Revised" shall be the parliamentary authority for this corporation.

                                 ARTICLE XIII
                                 ------------

                                  AMENDMENTS

     These By-Laws may be altered or amended and additional By-Laws adopted by majority vote at any meeting of the Stockholders in the notice of which meeting the proposed amendment or new By-Laws shall be set forth at large. This shall not preclude the amendment of these By-Laws at any meeting where all of the Stockholders are present in person or by proxy, prior notice of the proposed amendment in such cases being then unnecessary.

                                  ARTICLE XIV
                                  -----------

     The terms "stockholder" and "shareholder" as used herein are interchangeable and both refer to shareholders as described or defined in the Alabama Business Corporation Act.